As filed with the Securities and Exchange Commission on January 28, 2019.

Registration No. 333-216570

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EnLink Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	16-1616605
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

Alaina K. Brooks
EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
M. Preston Bernhisel
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Telephone: (214) 953-6500
Facsimile: (214) 953-6503

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE:

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-216570) (the “Registration Statement”) filed by EnLink Midstream Partners, LP, a Delaware limited partnership (“ENLK”), with the Securities and Exchange Commission on March 9, 2017. The Registration Statement registered the offer and sale from time to time of an indeterminate number of common units representing limited partner interests in ENLK (“Common Units”), debt securities, and partnership securities (collectively, the “Securities”).

On January 25, 2019, pursuant to the Agreement and Plan of Merger, dated as of October 21, 2018, by and among EnLink Midstream, LLC (“ENLC”), EnLink Midstream Manager, LLC, NOLA Merger Sub, LLC (“Merger Sub”), ENLK, and EnLink Midstream GP, LLC, Merger Sub merged with and into ENLK with ENLK surviving the merger as a subsidiary of ENLC (the “Merger”). At the effective time of the Merger, each outstanding Common Unit (other than Common Units owned by ENLC and its subsidiaries) was converted into the right to receive 1.15 common units representing limited liability company interests in ENLC.

As a result of the Merger, all offerings of securities pursuant to ENLK’s existing registration statements under the Securities Act of 1933, as amended, including the Securities registered under the Registration Statement, have been terminated. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any Securities registered thereunder which remain unsold at the termination of the offerings thereunder, ENLK is filing this Post-Effective Amendment No. 1 to the Registration Statement solely to remove from registration any and all Securities previously registered under the Registration Statement that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 28, 2019.

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its General Partner

By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry E. Davis	Director and Executive Chairman of the Board	January 28, 2019
Barry E. Davis

/s/ Michael J. Garberding	President, Chief Executive Officer,	January 28, 2019
Michael J. Garberding	and Director (Principal Executive Officer)

/s/ Alaina K. Brooks	Executive Vice President, Chief Legal and	January 28, 2019
Alaina K. Brooks	Administrative Officer, Secretary, and Director

/s/ Eric D. Batchelder	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2019
Eric D. Batchelder

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